As filed with the Securities and Exchange Commission on September 21, 2006

Registration No. 333-[             ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-11

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BEHRINGER HARVARD REIT I, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1605

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerald J. Reihsen, III

Executive Vice President and Secretary

Behringer Harvard REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-1620

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
111 East Wacker Drive, Suite 2800
Chicago, Illinois  60601
(312) 836-4066

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-119945

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share (1)	2,945,017	$10.00	$29,450,170	$3151.17

(1)          Represents shares for sale in the primary offering under the registrant’s earlier effective Form S-11 Registration Statement (Registration No. 333-119945).

(2)          Calculated pursuant to Rule 457(o).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed by Behringer Harvard REIT I, Inc. (the “Registrant”) pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended, and consists of the following:

1.           the facing page to this Registration Statement;

2.           this page;

3.           the signature page hereto;

4.           an exhibit index; and

5.           the required opinion and consents.

The Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-11 Registration Statement (Registration No. 333-119945), including each of the exhibits and other documents filed thereto or deemed included therein, which was declared effective by the Securities and Exchange Commission on September 20, 2006 (the “Current Registration Statement”).  This Registration Statement covers the registration of an additional 2,945,017 shares of the Registrant’s common stock, par value $0.0001 per share, for sale in the primary offering under the Current Registration Statement at $10.00 per share.  As of the date of this Registration Statement, the Registrant has sold approximately 81,275,000 shares of common stock under the Current Registration Statement, of which approximately 77,955,000 were sold in the primary offering at $10.00 per share and approximately 3,320,000 were sold through the Registrant’s distribution reinvestment plan at $9.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of September, 2006.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Robert M. Behringer
Robert M. Behringer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Behringer	Chief Executive Officer, Chief Investment Officer	September 21, 2006
Robert M. Behringer	and Director (Principal Executive Officer)

*	President, Chief Operating Officer and Director	September 21, 2006
Robert S. Aisner

*	Chief Financial Officer (Principal Financial Officer)	September 21, 2006
Gary S. Bresky

/s/ Kimberly Arianpour	Chief Accounting Officer (Principal Accounting Officer)	September 21, 2006
Kimberly Arianpour

*	Director	September 21, 2006
Charles G. Dannis

*	Director	September 21, 2006
Steven W. Partridge

*	Director	September 21, 2006
G. Ronald Witten

*	/s/ Robert M. Behringer
Signed on behalf of the named individuals by
Robert M. Behringer under power of attorney

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Venable LLP as to legality of securities

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

23.3*

Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Operating Expenses of Ashford Perimeter, Western Office Portfolio, Buena Vista Plaza, Riverview Tower, G Street Property, Woodcrest Center, Burnett Plaza, Paces West, Riverside Plaza and The Terrace

23.4*

Consent of PricewaterhouseCoopers LLP relating to the Financial Statements of Behringer Harvard REIT I, Inc. and the tenant-in-common interest holders of the Colorado Building, and the Statements of Revenues and Certain Expenses of Alamo Plaza, Utah Avenue Building, Downtown Plaza and Lawson Commons

23.5*	Consent of Travis, Wolff & Company, LLP relating to the Statement of Revenues and Certain Operating Expenses of One Financial Plaza

24.1

Power of Attorney (previously filed and incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)

*Filed herewith.